[ARTICLE]  6
[CIK]  0000903651
[NAME]  INNODATA  CORPORATION


                                                                    EXHIBIT 23.2


INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in the Registration Statements of Innodata Corporation on Form S-8 (Registration No. 33-85530, dated October 21, 1994, Registration No. 333-3466, dated April 11, 1996 and Registration No. 333-63085, dated September 9, 1998) and on Form S-3 (Registration No. 333-3464, dated April 11, 1996) of our report dated March 14, 1997, appearing in the Annual Report on Form 10-KSB of Innodata Corporation for the year ended December 31, 1998.

Margolin,  Winer  &  Evens  LLP
Garden  City,  New  York
February  25,  1999